SYSTÈMES GEOSTAT INTERNATIONAL INC.

Laval, le 10 février 2005

British Columbia Securities Commission,
Ontario Securities Commission,
Commission des Valeurs Mobilières du Québec,
United States Securities and Exchange Commission,
Toronto Stock Exchange,
American Stock Exchange

et
Mines Aurizon Ltée
Division Casa Berardi
C.P. 487, 1010 - 3rd Avenue Est
Val-d'Or, Québec J9P 4P5

Réf: Rapport technique, ***Estimation des ressources et des réserves du pilier de la mine Est du complexe Casa Berardi, Mines Aurizon Ltée*** daté du 10 février 2005.

Mesdames, Messieurs,

Je consent, par la présente, au dépôt du rapport technique en référence et à la publication écrite du rapport technique et à des extraits de celui-ci ou d'un sommaire du rapport technique auprès des autorités boursières concernées ainsi qu'à la divulgation publique de l'information technique contenue dans ce rapport.

Sincèrement vôtre,

'Signé et scellé'
Robert de l'Etoile, ing.

Laval, February 10th, 2005

British Columbia Securities Commission,
Ontario Securities Commission,
Commission des Valeurs Mobilières du Québec,
United States Securities and Exchange Commission,
Toronto Stock Exchange,
American Stock Exchange

and
Mines Aurizon Ltée
Division Casa Berardi
C.P. 487, 1010 - 3rd Avenue Est
Val-d'Or, Québec J9P 4P5

Ref: Technical report, ***Resources and reserves assessment of the East Mine pillar, Casa Berardi complex Aurizon Mines Ltd*** dated February 10th, 2005.

Dear Madam, Sir,

I, hereby consent, to the filing of the Technical report in reference and to the written publication of the technical report and of extracts or summaries of the technical report to the concerned Securities Commissions and to the public disclosure of technical information contained in this technical report.

Yours truly,

"signed and sealed"
Robert de l'Etoile, eng.

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